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                                                              Exhibit 99.B(c)(v)

GA COMPENSATION SCHEDULE FOR PROCOMP-7, PROCOMP-10, ACCELERATOR

             PLAN NAME: ENSEMBLE PROTECTOR AND ENSEMBLE ACCUMULATOR

          POLICY FORM #: VUL 5025 (ACCUMULATOR), VUL D5040 (PROTECTOR)

              PLAN TYPE: VARIABLE UNIVERSAL LIFE

             COMPANIES: JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

This product has a Rolling Target Premium which means that the initial commission rate is paid on first and second year premium until the cumulative premiums received reach the Target Premium.

                                                   SALES               DISTRICT
                                                   REP.                 MANAGER               TOTAL
                                                  (BASE)              (OVERRIDE)             PAYMENT
----------------------------------------------------------------------------------------------------
YEAR 1 AND 2 % OF PREMIUM UP TO ROLLING
TARGET PREMIUM
Schedule A                                         45.0%                 25.0%                70.0%
Schedule B                                         55.0%                 15.0%                70.0%
Schedule C                                         70.0%                  0.0%                70.0%
Schedule D                                         65.0%                  5.0%                70.0%

YEARS 1 AND 2, % OF PREMIUM ABOVE TARGET
PREMIUM (EXCESS)
                                                    1.5%                  1.5%                 3.0%

RENEWAL YEARS 3 AND ON: % OF ALL PREMIUM RECEIVED
Years 3 - 5                                         1.5%                  1.5%                 3.0%
Years 6 - 10                                        1.5%                  1.5%                 3.0%
Years 11 +                                          0.0%                  0.0%                 0.0%

PROCOMP:   YES

Included are both first year and second year premium up to the Rolling Target Premium.

WHITE MOUNTAIN CLUB CREDIT:   YES

First year credit equal to the lesser of first year premium received or the Target Premium, plus a percentage of the first year premium in excess of the Target Premium. Second year credit equal to premium received up to Rolling Target, if any; no credit on premium in excess of Rolling Target in year 2.

SALES CREDIT:   YES

First year credit equal to the lesser of first year premium received or the Target Premium, plus a percentage of the first year premium in excess of the Target Premium. Second year credit equal to premium received up to Rolling Target, if any; no credit on premium in excess of Rolling Target in year 2.

FVP BONUS:   YES

Bonused on premium up to the Rolling Target in years 1 and 2.

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                          GA OBD COMPENSATION SCHEDULE

            PLAN NAME: ENSEMBLE PROTECTOR AND ENSEMBLE ACCUMULATOR - GA OBD

          POLICY FORM #: VUL 5025 (ACCUMULATOR), VUL D5040 (PROTECTOR)

              PLAN TYPE: VARIABLE UNIVERSAL LIFE

             COMPANIES: JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

This product has a Rolling Target Premium which means that the initial commission rate is paid on first and second year premium until the cumulative premiums received reach the Target Premium.

                                                                                OUTSIDE
                                                                             BROKER/DEALER
------------------------------------------------------------------------------------------
YEARS 1 AND 2, INITIAL % OF PREMIUM UP TO ROLLING TARGET PREMIUM                 85.0%

YEARS 1 AND 2, % OF PREMIUM ABOVE TARGET PREMIUM (EXCESS)                         3.0%

RENEWAL YEARS 3 AND ON: % OF ALL PREMIUM RECEIVED
      Years 3 - 5                                                                 3.0%
      Years 6 - 10                                                                3.0%
      Years 11 +                                                                  0.0%

All compensation payments are paid to the Outside Broker/Dealer. The OBD is responsible for compen- sation to the Registered Representative. There are no pre-assigned schedules for compensation splits.